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                                   EXHIBIT 11

                           SI DIAMOND TECHNOLOGY, INC.

                     COMPUTATION OF (LOSS) PER COMMON SHARE



                                                               Three Months ended March 31,
                                                          ----------------------------------------
                                                                1998                   1997
                                                          ------------------    ------------------
Computation of (loss) per common share:

Net loss applicable to common stockholders                $       (1,591,346)   $       (1,410,524)

Weighted average number of common
       shares outstanding                                         26,050,306            13,401,083

Net Loss per common share                                 $            (0.06)   $            (0.11)


Computation of (loss) per common share
       assuming full dilution:

       No calculation of loss per common share assuming full dilution is submitted because such computation results in an antidilutive loss per common share.


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